UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2008

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
	Bowie, Maryland	20716
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____                   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____                   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2008, Old Line Bank, a wholly owned subsidiary of Old Line Bancshares, Inc., entered into a First Amendment to Deed of Lease (the “First Amendment”) with Baltimore Boulevard Associates Limited Partnership.  The First Amendment extends the terms of the Deed of Lease dated July 28, 2005 to lease 1,268 square feet of office space in Suite 450 which is located on the fourth floor (Premises A) and approximately One Thousand Nine Hundred Sixteen (1,916) rentable square footage of retail space in Suite 101 (“Premises B”) of an office building located at 9658 Baltimore Avenue, College Park, Md.  20740.  The First Amendment extends the lease termination date solely with respect to Premises A for an additional 5 years from March 1, 2008 to February 28, 2013.

The following outlines the terms of the First Amendment:

(a)	Fixed Basic Rent	For Premises A

Year	Annual Rent	Monthly Installments	Per Sq. Ft. Rent
3/1/08-2/28/09	$ 33,109.56	2,759.13	26.11
3/1/09-2/28/10	34,102.80	2,841.90	26.89
3/1/10-2/28/11	35,125.92	2,927.16	27.70
3/1/11-2/28/12	36,179.64	3,014.97	28.53
3/1/12-2/28/13	37,265.04	3,105.42	29.39
Total	$ 175,782.96

(b)	Extension Term and Commencement Date	The extension term has an initial term of five years commencing on March 1, 2008 and will expire on February 28, 2013.

(c)	Option to Renew	Old Line Bank has the right to extend the term of the lease for one additional five-year lease term.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

10.4	First Amendment to Deed of Lease by and between Baltimore Boulevard Associates Limited Partnership and Old Line Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: February 11, 2008	By: /s/Christine M. Rush
Christine M. Rush, Chief Financial Officer